                                                                    EXHIBIT 99.2

                          NOVA FINANCIAL CORPORATION
                           DATA PROCESSING BUSINESS


                          FINANCIAL STATEMENTS AS OF
           DECEMBER 31, 1996 AND 1997 AND JUNE 30, 1998 (UNAUDITED)
                                 TOGETHER WITH
                               AUDITORS' REPORT

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS


To Nova Financial Corporation:

We have audited the accompanying balance sheets of NOVA FINANCIAL CORPORATION DATA PROCESSING BUSINESS (a division of Nova Financial Corporation) as of December 31, 1996 and 1997 and the related statements of operations, accumulated deficit, and cash flows for the years ended December 31, 1996 and 1997. These financial statements are the responsibility of Nova Financial Corporation Data Processing Businesses' management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Nova Financial Corporation Data Processing Business as of December 31, 1996 and 1997 and the results of its operations and its cash flows for the years then ended in conformity with generally accepted accounting principles.


Arthur Andersen LLP

Atlanta, Georgia
October 16, 1998

                          NOVA FINANCIAL CORPORATION

                           DATA PROCESSING BUSINESS


                                BALANCE SHEETS

                                    ASSETS



                                                                 Predecessor                Successor
                                                               --------------    -------------------------------
                                                                December 31,       December 31,         June 30,
                                                                    1996               1997               1998
                                                                -------------    -------------------------------
                                                                                                      (UNAUDITED)
CURRENT ASSETS:
   Cash                                                         $         0         $        0        $      477
   Accounts receivable                                               84,830            203,558           142,677
   Other current assets                                                   0             20,800            17,890
                                                                -----------         ----------        ----------
            Total current assets                                     84,830            224,358           161,044

PROPERTY AND EQUIPMENT, NET                                         405,116            417,875           373,493

GOODWILL, NET OF ACCUMULATED AMORTIZATION OF
  $11,337 AT JUNE 30, 1998                                                0            906,901           895,564

DUE FROM PARENT COMPANY                                                   0                  0            75,779

OTHER ASSETS, NET                                                       600                600               600
                                                                -----------         ----------        ----------
                                                                $   490,546         $1,549,734        $1,506,480
                                                                ===========         ==========        ==========

                                 LIABILITIES AND PARENT COMPANY INVESTMENT AND ACCUMULATED DEFICIT


CURRENT LIABILITIES:
   Current maturities of long-term debt                         $   293,332        $   616,668       $   631,082
   Accounts payable                                                 251,912            381,729           305,577
   Related party accounts payable                                     6,432            188,492           680,639
   Accrued liabilities                                                5,800            144,418           120,379
                                                                 -----------        ----------        ----------
            Total current liabilities                               557,476          1,331,307         1,737,677

LONG-TERM LIABILITIES:
   Long-term debt, net of current obligations                       338,556                  0                 0
   Due to Parent Company                                            482,781            218,427                 0
                                                                -----------         ----------        ----------
            Total liabilities                                       821,337            218,427                 0
                                                                -----------         ----------        ----------

COMMITMENTS AND CONTINGENCIES (NOTE 8)

ACCUMULATED DEFICIT                                                (888,267)                 0          (231,197)
                                                                -----------         ----------        ----------
                                                                $   490,546         $1,549,734        $1,506,480
                                                                ===========         ==========        ==========

     The accompanying notes are an integral part of these balance sheets.

                          NOVA FINANCIAL CORPORATION

                           DATA PROCESSING BUSINESS


                           STATEMENTS OF OPERATIONS

                                                                Predecessor                   Successor
                                                       -------------------------         ------------------
                                                                Years Ended                   SIX MONTHS
                                                               December 31,                 ENDED JUNE 30,
                                                       -------------------------
                                                           1996           1997                 1998
                                                       -----------    ----------         ------------------
                                                                                             (UNAUDITED)
REVENUES                                                  $ 825,899     $1,596,942             $ 661,134
                                                        -----------    -----------           -----------
COSTS AND EXPENSES:
   Cost of services                                         827,606      1,008,468               567,218
   Selling, general, and administrative                     484,293        724,368               175,674
   Depreciation and amortization                             54,744        113,832                71,939
                                                        -----------    -----------           -----------
OPERATING LOSS                                             (540,744)      (249,726)             (153,697)

OTHER EXPENSE, NET                                           88,095        118,908                77,500
                                                        -----------    -----------           -----------
LOSS BEFORE INCOME TAX BENEFIT                             (628,839)      (368,634)             (231,197)


INCOME TAX BENEFIT                                                0              0                     0
                                                        -----------    -----------           -----------
NET LOSS                                                  $(628,839)    $ (368,634)            $(231,197)
                                                        ===========    ===========           ===========



        The accompanying notes are an integral part of these statements.

                          NOVA FINANCIAL CORPORATION

                           DATA PROCESSING BUSINESS


                       STATEMENTS OF ACCUMULATED DEFICIT






                                                                        ACCUMULATED
                                                                          DEFICIT
                                                                    --------------------
BALANCE, DECEMBER 31, 1995                                               $  (259,428)

     Net loss                                                               (628,839)
                                                                    --------------------
BALANCE, DECEMBER 31, 1996                                                  (888,267)

     Net loss                                                               (368,634)
     Effect of acquisition of Nova Financial Corporation                   1,256,901
                                                                    --------------------
BALANCE, DECEMBER 31, 1997                                               $         0
                                                                    --------------------
     Net loss (unaudited)                                                   (231,197)
                                                                    --------------------
BALANCE, JULY 31, 1998 (unaudited)                                       $  (231,197)
                                                                    --------------------



        The accompanying notes are an integral part of these statements.

                           NOVA FINANCIAL CORPORATION

                            DATA PROCESSING BUSINESS


                            STATEMENTS OF CASH FLOWS

                                                                                  Predecessor            Successor
                                                                                -----------------   ------------------
                                                                                  Years Ended           SIX MONTHS
                                                                                  December 31         ENDED JUNE 30,
                                                                                -----------------
                                                                                1996        1997           1998
                                                                                -------   -------   ------------------
                                                                                                       (UNAUDITED)
CASH FLOWS FROM OPERATING ACTIVITIES:
  Net loss                                                                   $(628,839)  $(368,634)        $(231,197)
  Adjustments to reconcile net loss to net cash provided by operating activities:
      Depreciation and amortization                                             54,744     113,832            71,939
      Changes in current assets and liabilities:
         Accounts receivable                                                   (84,830)   (118,728)           60,881
         Other current assets                                                    4,326     (20,800)            2,910
         Accounts payable                                                      204,179     129,817           (76,152)
         Related party accounts payable                                          6,432     182,060           492,147
         Accrued liabilities                                                   (11,179)    138,618           (24,039)
                                                                             ----------   ---------        -----------
          Net cash provided by operating activities                           (455,167)     56,165           296,489
                                                                             ----------   ---------        -----------
CASH FLOWS FROM INVESTING ACTIVITIES:
  Purchase of property and equipment, net                                     (245,373)   (126,591)          (16,220)
                                                                             ----------   ---------        -----------
CASH FLOWS FROM FINANCING ACTIVITIES:
  Advances from (to) Parent Company, net                                       127,381    (264,354)         (294,206)
  Proceeds from long-term debt, net                                            573,159     334,780            14,414
                                                                             ----------   ---------        -----------
          Net cash used in financing activities                                700,540      70,426          (279,792)
                                                                             ----------   ---------        -----------
NET INCREASE IN CASH                                                                 0           0               477

CASH, BEGINNING OF PERIOD                                                            0           0                 0
                                                                             ----------   ---------        -----------
CASH, END OF PERIOD                                                          $       0   $       0         $     477
                                                                             ----------   ---------        -----------
SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:
          Cash paid for interest                                             $  83,200   $ 114,300         $  71,400
                                                                             ----------   ---------        -----------



        The accompanying notes are an integral part of these statements.

                          NOVA FINANCIAL CORPORATION

                           DATA PROCESSING BUSINESS


                  NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

           DECEMBER 31, 1996 AND 1997 AND JUNE 30, 1998  (UNAUDITED)

 1.  ORGANIZATION AND NATURE OF BUSINESS

     Nova Financial Corporation (a Georgia Corporation) ("Nova" or "Parent Company") was incorporated for the purpose of providing information technology, data processing, and consulting services to financial institutions, primarily community banks. The financial statements and related footnotes contained herein reflect the operations of Nova Financial Corporation Data Processing Business ("Nova Data Processing Business" or the "Company"). On December 31, 1997, Nova was acquired by BroadNet, Inc. in a stock for stock transaction accounted for as a purchase. The portion of the purchase price related to the Nova Data Processing Business was "pushed-down" in the accompanying balance sheet. As the acquisition was accounted for as a purchase, such accounting generally results in increased amortization and depreciation in future periods. Accordingly, the accompanying financial statements of the predecessor and Nova Data Processing Business are not comparable in all material respects since those financials statements report financial position, results of operations, and cash flows of these separate entities.

     Substantially all assets and liabilities of the Nova Data Processing Business are being acquired in a transaction accounted for as a purchase by The InterCept Group, Inc. ("InterCept").


 2.  SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

     BASIS OF PRESENTATION

     The Company is not a separate subsidiary of Nova nor has it been operated as a separate division of Nova. The financial statements of the data processing division have been derived from the consolidated financial statements of Nova and have been prepared to present its financial position, results of operations, and cash flows on a stand-alone basis. Accordingly, the accompanying financial statements include certain costs and expenses which have been allocated to the data processing division. These costs have been allocated based on specific identification where possible. Such allocated expenses may not be indicative of what such expenses would have been had the data processing business been operated as a separate entity.

     The interim financial information as of and for the period ended June 30, 1998 is unaudited. However, in the opinion of management, the interim financial data includes all adjustments, consisting only of normal recurring adjustments, necessary for a fair statement of the results for the interim period.

     USE OF ESTIMATES

     The preparation of the financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the reported amount of assets and liabilities and disclosures of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

     PROPERTY AND EQUIPMENT

     Property and equipment are recorded at cost or fair market value at the acquisition (Note 1). The Company provides for depreciation using the straight-line method over the estimated useful lives of the assets. Repairs and maintenance costs are expensed and major betterments are capitalized. Property, plant, and equipment consisted of the following at December 31, 1996 and 1997 and June 30, 1998:

                                                                      Predecessor                  Successor
                                                                      -------------     ---------------------------------
                                                                      December 31,       December 31,          June 30,
                                                    USEFUL LIFE           1996               1997                1998
                                                   -------------     --------------     ---------------   ---------------
                                                                                                             (UNAUDITED)
     Leasehold improvements                       FIVE YEARS              $ 18,360          $ 11,765           $ 11,765
     Machinery and equipment                      FIVE YEARS               410,324           319,969            322,733
     Furniture and fixtures                       FIVE YEARS                24,275            17,352             17,352
     Software                                     FIVE YEARS                42,910            68,809             82,894
                                                                     --------------     ---------------   ---------------
                                                                           495,869           417,875            434,744
     Less accumulated depreciation                                         (90,753)                0            (61,251)
                                                                     --------------     ---------------   ---------------
                                                                          $405,116          $417,875           $373,493
                                                                     --------------     ---------------   ---------------

     COMPUTER SOFTWARE

     Acquired software and licensing rights are capitalized and amortized using the straight-line method over an estimated useful life of five years.

     GOODWILL

     Goodwill results from the pushdown of goodwill to Nova Data Processing Business from the acquisition of Nova on December 31, 1997 by Broadnet, Inc. Goodwill is being amortized over 40 years. Amortization expense for the six months ended June 30, 1998 was $11,337.

     INCOME TAXES

     The income tax returns of Nova include the operations of the data processing business. For purposes of the accompanying financial statements, income taxes related to the data processing business have been computed and recorded on a separate basis based on the statutory rates in effect (Note
     5).

     Deferred income taxes are recorded using enacted tax laws and rates for the years in which the taxes are expected to be paid. Deferred income taxes are provided for items when there is a temporary difference in recording such items for financial reporting and income tax reporting.

     REVENUE RECOGNITION

     Revenues are recognized as the services are provided.

 3.  DUE TO FROM PARENT COMPANY

     Nova either advances funds to or borrows funds from the data processing business. Funds advanced to the data processing business are primarily used to cover working capital requirements. The advances and borrowings are netted and are reflected in Due to or Due from Parent Company in the accompanying balance sheets.

 4.  LONG-TERM DEBT

     Nova has entered into borrowing facilities with a bank for the acquisition of equipment. While the data processing business does not specifically enter into debt arrangements, the debt reflected in the accompanying table relates to borrowings associated with equipment of the Company's data processing center. Long term debt at December 31, 1996 and 1997 and June 30, 1998 consisted of the following:

                                                              Predecessor                   Successor
                                                              ------------         -----------------------------
                                                              December 31,         December 31,         June 30,
                                                                  1996                 1997               1998
                                                              ------------         ------------       ----------
                                                                                                      (UNAUDITED)
     Notes payable to Mountain National,
     paid in full on August 4, 1998                            $  631,888           $  616,668         $  586,525


     Other                                                              0                    0             44,557
                                                              -----------          -----------         ----------
                                                                  631,888              616,688            631,082

     Less current portion                                         293,332              616,668            631,082
                                                              -----------          -----------         ----------
     Long-term debt, net of current portion                    $  338,556           $        0         $        0
                                                              ===========          ===========         ==========

 5. INCOME TAXES

    The differences between the income tax benefit and the amount computed by applying the statutory federal income tax rate to the net loss for the years ended December 31, 1996 and 1997 is due to a valuation allowance against net operating loss carryforwards.

    The tax effects of temporary differences between the carrying amounts of assets and liabilities in the financial statements and their respective tax basis, which give rise to deferred tax assets and liabilities, as of December 31, 1996 and 1997 are as follows:

                                                                    Predecessor           Successor
                                                                    ------------       ---------------
                                                                    December 31,         December 31,
                                                                        1996                 1997
                                                                    ------------       ---------------
   Current deferred tax asset:
   Deferred tax asset:
      Accrued vacation pay                                          $   3,800              $   3,800
      Net operating loss carryforwards                                588,341                728,422
                                                                    ---------              ---------
        Deferred tax assets                                           592,141                732,222
      Less valuation allowance                                       (592,141)              (732,222)
                                                                    ---------              ---------
        Net deferred tax assets                                     $       0              $       0
                                                                    ---------              ---------


 6. RELATED PARTY.

    The Company resells software to their financial institution customers from Sonata Systems, Inc. and BroadNet, Inc. which are related parties through common ownership. The Company recorded approximately $6,000 and $189,000 in 1996 and 1997, respectively which has been reflected in selling, general and administrative expense in the accompanying statement of operations. The Company recorded related party payables of approximately $6,000 and $189,000 at December 31, 1996 and 1997, respectively, related to payments owed to Sonata Systems, Inc. and BroadNet, Inc. for software sold to the Company's customers.

 7. EMPLOYEE BENEFITS

    The Company has a defined contribution 401(k) benefit plan which covers substantially all employees, subject to certain minimum age and service requirements. The plan provides for voluntary contributions by employees and matching contributions by the Company at its discretion. For the years ended December 31, 1996 and 1997, the Company made no matching contributions to the plan.

 8. COMMITMENTS

    Nova leases certain equipment and facilities under operating leases. The leases referred to in the accompanying table refer specifically to leases associated with the operation of the data processing function and the building lease. Future minimum payments on these leases at December 31, 1997 are summarized as follows:

                   1998                               $ 77,000
                   1999                                 83,000
                   2000                                 85,000
                   2001                                  1,000
                                                      --------
                                                      $246,000
                                                      --------

    Rent expense for the data processing function operating leases was approximately $77,000 and $97,000 for the years ended December 31, 1996 and 1997, respectively.

 9. CUSTOMER CONCENTRATION

    Certain customers made up greater than 10% of the Company's sales for the years ended December 31, 1996 and 1997 as follows:

                                                      1996         1997
                                                      ----         ----

             Customer A                               33.3%        19.5%
             Customer B                               10.5%        10.2%

10. FAIR VALUE OF FINANCIAL INSTRUMENTS

    Nova Financial Corporation Data Processing Business is required to disclose fair value information about financial instruments, whether or not recognized on the face of the balance sheet, for which it is practicable to estimate that value. The assumptions used in the estimation of the fair value of the Company's financial instruments are detailed below. Where quoted prices are not available, fair values are based on estimates using discounted cash flows and other valuation techniques. The use of discounted cash flows can be significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. The following disclosures should not be considered a surrogate of the liquidation value of the Company, but rather a good faith estimate of the increase or decrease in value of financial instruments held by the Company since purchase, organization, or issuance.

        CASH

        For cash, the carrying value amount is a reasonable estimate of fair value.

        LONG-TERM DEBT

        The carrying amount of the variable rate long-term debt approximates the fair value.

        LIMITATIONS

        Fair value estimates are made at a specific point in time, based on relevant market information and information about the financial instrument. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company's entire holdings of a particular financial instrument. Because no market exists for a significant portion of the Company's financial instruments, fair value estimates are based on many judgments. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions could significantly affect the estimates.

        Fair value estimates are based on existing on and off balance sheet financial instruments without attempting to estimate the value of anticipated future business and the value of assets and liabilities that are not considered financial instruments. Significant assets and liabilities that are not considered financial instruments include deferred income taxes and property and equipment. In addition, the tax ramifications related to the realization of the unrealized gains and losses can have a significant effect on fair value estimates and have not been considered in the estimates.

11. SUBSEQUENT EVENT

    On August 4, 1998, InterCept entered into an asset purchase agreement with Nova for the purchase of the data processing business for a maximum purchase price of approximately $1,082,000. The acquired assets consisted primarily of accounts receivable, computer equipment, and various other assets.

    InterCept paid Nova $880,000 in cash at the closing of the transaction. InterCept will pay Nova the remaining portion of the purchase price, if any, six months following the closing date if a certain number of the Company's customers enter into contracts with InterCept.